UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2016

eMagin Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-15751	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2070 Route 52, Hopewell Junction, NY 12533

(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-284-5200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into a Material Definitive Agreement.

Hopewell Junction, New York Lease

eMagin Corporation (the “Company”) entered into an Eighth Lease Amendment (the “Lease Amendment”) with Global Foundries U.S. 2 LLC (the “Landlord”) covering the premises located at the Hudson Valley Research Park, 2070 Route 52, Hopewell Junction, New York 12533.  The Lease Amendment, which is effective as of March 21, 2016 further amends the Agreement of Lease dated May 28, 1999 (as previously amended by the First Lease Amendment dated July 9, 1999, the Second Lease Amendment dated January 29, 2001, the Third Lease Amendment dated May 28, 2002, the Fourth Lease Amendment dated November 29, 2004, the Fifth Lease Amendment dated September 1, 2006, the Sixth Lease Amendment dated May 27, 2009, and the Seventh Lease Amendment dated May 2, 2014), covers approximately 37,000 square feet of manufacturing, assembly, storage and office space.  The Lease Amendment covers the five-year term expiring May 31, 2024.

Pursuant to the Lease Amendment, which was entered into approximately two years prior the termination date of the Seventh Lease Amendment, the Company was granted a one-time option to lease 2,000 square feet of additional office space.

The rent payable pursuant to the Lease Amendment is as follows:

Lease Year	$	Base Monthly Rent

06/01/16 – 05/31/17		$73,275.18
06/01/17 – 05/31/18		$74,740.68
06/01/18 – 05/31/19		$76,235.50
06/01/19 – 05/31/20		$76,235.50
06/01/20 – 05/31/21		$76,235.50
06/01/21 – 05/31/22		$76,235.50
06/01/22 – 05/31/23		$77,760.21
06/01/23 – 05/31/24		$76,760.21

Item 2.03  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

See Item 1.01.

The foregoing information is a summary of the Lease Amendment, is not complete, and is qualified in its entirety by reference to the full text of the Lease Amendment which is attached as exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit Number	Description

99.1	8th Lease Amendment between International Global Foundries U.S. 2 LLC and eMagin Corporation, effective as of March 21, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eMagin Corporation

Date: May 9, 2016	By:	/s/Jeffrey Lucas
Name: Jeffrey Lucas
Title: Chief Financial Officer

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